UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1299 Ocean Avenue, Suite 1000	,	Santa Monica	,	California	90401
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	DEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 30, 2024, Douglas Emmett, Inc. held its 2024 annual meeting of stockholders (the "Annual Meeting"). Presented below are the voting results for the proposals (described in detail in our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2024) submitted to our stockholders at the Annual Meeting:

Douglas Emmett Proposals:

Proposal 1. The following nominees were elected to serve on the board of directors until the 2025 Annual Meeting of Stockholders with the following vote:

Nominee	For	Withheld	Broker Non-Votes

Dan A. Emmett	139,064,971	4,315,444	11,748,245
Jordan L. Kaplan	141,485,078	1,895,337	11,748,245
Kenneth M. Panzer	139,995,136	3,385,279	11,748,245
Leslie E. Bider	131,698,825	11,681,590	11,748,245
Dorene C. Dominguez	135,287,115	8,093,300	11,748,245
Ray C. Leonard	127,344,168	16,036,247	11,748,245
Virginia A. McFerran	116,910,806	26,469,609	11,748,245
Thomas E. O'Hern	138,693,821	4,686,594	11,748,245
William E. Simon, Jr.	138,173,531	5,206,884	11,748,245
Shirley Wang	127,348,190	16,032,225	11,748,245

Proposal 2. The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024 was ratified with the following vote:

For	Against	Abstained	Broker Non-Votes

146,536,881	8,577,479	14,300	—

Proposal 3. Our named executive officer compensation for 2023 was approved with the following non-binding advisory vote:

For	Against	Abstained	Broker Non-Votes

108,198,771	34,827,039	354,603	11,748,247

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated:	June 3, 2024	By:	/s/ PETER D. SEYMOUR
Peter D. Seymour
Chief Financial Officer